   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 2000



                                                      REGISTRATION NO. 333-46124
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                            PRE-EFFECTIVE AMENDMENT
                                    NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                              CISCO SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                  ------------



             CALIFORNIA                                77-0059951
   (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)


                                  ------------

                              170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  ------------
                                JOHN T. CHAMBERS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CISCO SYSTEMS, INC.
                              300 EAST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
   (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

                                  ------------
                                    Copy to:
                             THERESE A. MROZEK, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                              TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                           PALO ALTO, CALIFORNIA 94303
                                 (650) 424-0160
                                  ------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               -------------------

                         CALCULATION OF REGISTRATION FEE


===============================================================================================================
       Title of Each               Amount          Proposed Maximum          Proposed Maximum       Amount of
    Class of Securities             to Be         Aggregate Offering             Aggregate         Registration
     to be Registered            Registered       Price Per Share(1)         Offering Price(1)        Fee(2)
---------------------------------------------------------------------------------------------------------------
COMMON STOCK,                      7,344,499            $60.53               $444,562,524.47       $117,364.51
$0.001 PAR VALUE PER SHARE
===============================================================================================================


(1) The price of $60.53, the average of the high and low prices of Cisco's common stock on the Nasdaq National Market on September 18, 2000, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).


(2) Previously paid.


                               -------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 6, 2000

PRELIMINARY PROSPECTUS

                                                           File Number







                                7,344,499 SHARES

                               CISCO SYSTEMS, INC.
                                  COMMON STOCK


     This prospectus relates to the public offering, which is not being underwritten, of 7,344,499 shares of our common stock, par value $0.001 par value per share, and the registration of these shares of our common stock for resale by affiliates of PixStream Incorporated. We will deliver our common stock when the holders of exchangeable shares of our subsidiary 3801110 Canada Inc., a corporation existing under the Canada Business Corporations Act ("3801110"), exchange their exchangeable shares for our common stock or when our subsidiary 3045848 Nova Scotia Company, an unlimited liability company existing under the Companies Act of Nova Scotia, redeems their exchangeable shares for our common stock or in the event of the liquidation of 3801110 or us or the insolvency of 3801110. The exchangeable shares will be issued in connection with our acquisition of PixStream Incorporated. The terms of the exchangeable shares provide that the redemption price of the exchangeable shares may be satisfied in whole or in part by the delivery of shares or our common stock.


     Our common stock is quoted on The Nasdaq National Market under the symbol "CSCO." On December 5, 2000, the last sale price of our common stock as reported on The Nasdaq National Market was $52.12.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS FOR CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER.


                         -------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------------


================================================================================




                                TABLE OF CONTENTS


                                                            PAGE
                                                            ----
            Where You Can Find More Information...............3
            Incorporation of Certain Documents by Reference...3
            The Company.......................................4
            Use of Proceeds...................................4
            The Exchangeable Shares...........................4
            Plan of Distribution..............................4
            Resales...........................................4
            Legal Matters.....................................6
            Experts...........................................6

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public from our web site at http://www.cisco.com or at the Securities and Exchange Commission's web site at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" in this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13a, 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold.


          (a) Cisco's Annual Report on Form 10-K for the fiscal year ended July 29, 2000, filed September 29, 2000;

          (b) The Registrant's Current Reports on Form 8-K filed on December 15, 1999 (as amended on Form 8-K/A filed on February 3, 2000 and on Form 8-K/A-1 filed on August 4, 2000), August 15, 2000, September 7, 2000, September 15, 2000, September 26, 2000, September 28, 2000, September 29, 2000, November 6, 2000, November 7, 2000, November 13, 2000 and November 15, 2000;



          (c) The description of Cisco common stock contained in Cisco's registration statement on Form 8-A filed January 11, 1990, including any amendments or reports filed for the purpose of updating such descriptions; and



          (d) The description of Cisco's Preferred Stock Purchase Rights, contained in its registration statement on Form 8-A filed on June 11, 1998, including any amendments or reports filed for the purpose of updating such description.


     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:


     Investor Relations
     Cisco Systems, Inc.
     170 West Tasman Drive
     San Jose, CA 95134-1706
     408-526-4000


     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this prospectus.

                                   THE COMPANY

     Cisco's principal executive offices are located at 170 West Tasman Drive, San Jose, California 95134. Cisco's telephone number is (408) 526-4000.


                                 USE OF PROCEEDS


        We will issue our common stock that we are offering in this prospectus only in exchange for or redemption of the exchangeable shares of 3801110 Canada Inc., our subsidiary, and we will receive no cash proceeds from that issuance. We will receive no proceeds from resales of our common stock by affiliates of PixStream Incorporated.


                             THE EXCHANGEABLE SHARES


        The rights of the holders of the exchangeable shares, including exchange rights, are described in the Plan of Arrangement involving Cisco Systems, Inc., 3801110 Canada Inc., 3045848 Nova Scotia Company, PixStream Incorporated and Founders Holdings Corp., which has been filed with the Ontario Superior Court of Justice pursuant to Section 192 of the Canada Business Corporations Act, R.S.C. 1985, c.C- 44, as amended.


                              PLAN OF DISTRIBUTION

        We will issue up to 7,344,499 shares of our common stock covered by this prospectus only upon exchange or redemption of the exchangeable shares of 3801110 Canada Inc., and no broker, dealer or underwriter has been engaged in connection with the exchange or redemption. This prospectus also covers the resale of our common stock by affiliates of PixStream Incorporated.

                                    RESALES

        If set forth in an applicable prospectus supplement, this prospectus may be used in connection with resales or redistributions of our common stock by a selling stockholder. The selling stockholder may be a person or persons deemed "affiliates" of PixStream Incorporated under the Securities Act of 1933, as amended, who acquired our common stock from us or an affiliate of ours. Such a resale or redistribution may be effected directly or indirectly through one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling shareholders may effect such transactions by re-selling our common stock to or through broker-dealers. Our common stock may be re-sold by one or more of, or a combination of, the following:

     - a block trade in which the broker-dealer so engaged will attempt to sell our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

     - an exchange distribution in accordance with the rules of such exchange,

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

     -    in privately negotiated transactions.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

     The selling shareholders may enter into hedging transactions with broker-dealers in connection with re-distributions of our common stock or otherwise. In such transactions, broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with selling shareholders. The selling shareholders also may sell our common stock short and redeliver the shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of our common stock. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Shareholders also may loan or pledge our common stock to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.


     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders. Broker-dealers or agents may also receive compensation from the purchasers of our common stock for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the resale. Broker-dealers or agents and any other participating broker-dealers or the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with resales of our common stock. Accordingly, any such commission, discount or concession received by them and any profit on the resale of our common stock received by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the resale of our common stock. There is no underwriter or coordinating broker acting in connection with the proposed resale of shares by Selling Shareholders.


     Our common stock will be re-sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.


     Under applicable rules and regulations under the Exchange Act of 1934, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling shareholder will be subject to applicable provisions of the Exchange Act of 1934 and the associated rules and regulations under the Exchange Act of 1934, including Regulation M, which provisions may limit the timing of resales of shares of our common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and we have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any resale of shares of our common stock.

        In connection with resales and redistributions, the following information will, to the extent then required, be provided in the applicable prospectus supplement: the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular resale or redistribution.


        We will bear all costs, expenses and fees in connection with the registration of our common stock. The selling shareholders will bear all hedging fees or commissions and discounts, if any, attributable to the resales of our common stock. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving resales of our common stock against certain liabilities, including liabilities in connection with the offering of our common stock arising under the Securities Act of 1933. The selling shareholders have agreed to indemnify certain persons, including broker-dealers and agents, against certain liabilities in connection with the offering of our common stock including liabilities arising under the Securities Act of 1933.

                                  LEGAL MATTERS


     The validity of the Cisco common stock offered hereby will be passed upon for Cisco Systems, Inc. by Brobeck, Phleger & Harrison LLP, Palo Alto, California.


                                     EXPERTS


     Our consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended July 29, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.


     PricewaterhouseCoopers LLP ("PWC"), Cisco's independent accountants, has notified Cisco that PWC is engaged in discussions with the Securities and Exchange Commission following an internal review by PWC, pursuant to an administrative settlement with the Securities and Exchange Commission, of PWC's compliance with auditor guidelines. PWC has advised Cisco that Cisco is one of the companies affected by such discussions. Cisco is not involved in the discussions between the Securities and Exchange Commission and PWC and cannot predict the result of those discussions.

================================================================================

We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.


                                 --------------



================================================================================

                               CISCO SYSTEMS, INC.



                                7,344,499 SHARES
                                 OF COMMON STOCK



                                  ------------
                                   PROSPECTUS
                                  ------------







                                December 6, 2000



================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Cisco in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.



Securities and Exchange Commission Registration Fee                 $117,364.51
Legal Fees and Expenses                                               15,000.00
Accounting Fees and Expenses                                           5,000.00
Printing Fees                                                          5,000.00
Transfer Agent Fees                                                    5,000.00
Miscellaneous                                                         11,000.00
                                                                     ----------
     Total                                                          $158,364.51



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. Cisco's Restated Articles of Incorporation, as amended, and Amended Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, Cisco has entered into indemnification agreements with each of its directors and officers.

ITEM 16. EXHIBITS



 2.1 Plan of Arrangement filed with the Ontario Superior Court of Justice pursuant to Section 192 of the Canada Business Corporations Act, R.S.C.
        1985, c.C-44, as amended

 4.1 Restated Articles of Incorporation of Cisco Systems, Inc., as currently in effect (incorporated by reference to our Annual Report on Form 10-K filed on September 25, 1998 and our Quarterly Report on Form 10-Q filed on June 13, 2000)

 4.2 Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect (incorporated by reference to our Quarterly Report on Form 10-Q filed on December 14, 1999)

 4.3 Rights Agreement between Cisco Systems, Inc. and Bank Boston, N.A., dated as of June 10, 1998, as amended (incorporated by reference to our Current Report on Form 8-K filed on June 11, 1998 and our Annual
        Report on Form 10-K filed on September 29, 2000)

 5.1*   Opinion of Brobeck, Phleger & Harrison LLP

23.1*   Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2*   Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1)

24.1*   Power of Attorney (included on page II-3 of this registration statement)



* Previously filed.



ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on this 6th day of December, 2000.


                                              CISCO SYSTEMS, INC.



                                           By /s/ JOHN T. CHAMBERS*
                                              ---------------------------------
                                              John T. Chambers,
                                              President, Chief Executive Officer
                                              and Director




     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of Cisco and in the capacities and on the dates indicated:



SIGNATURES                                          TITLE                        DATE
----------                                          -----                        ----
                *                        President, Chief Executive              December 6, 2000
--------------------------------         Officer and Director
John T. Chambers                         (Principal Executive Officer)

/s/ LARRY R. CARTER                      Senior Vice President, Finance          December 6, 2000
--------------------------------         and Administration, Chief
Larry R. Carter                          Financial Officer, Secretary
                                         and Director (Principal Financial
                                         and Accounting Officer)

                *                        Chairman of the Board and Director      December 6, 2000
--------------------------------
John P. Morgridge

                *                        Vice Chairman and Director              December 6, 2000
--------------------------------
Donald T. Valentine

SIGNATURES                                          TITLE                        DATE
----------                                          -----                        ----
               *                                       Director                  December 6, 2000
--------------------------------
James F. Gibbons

               *                                       Director                  December 6, 2000
--------------------------------
Steven M. West

               *                                       Director                  December 6, 2000
--------------------------------
Edward R. Kozel

               *                                       Director                  December 6, 2000
--------------------------------
Carol A. Bartz

               *                                       Director                  December 6, 2000
--------------------------------
James C. Morgan

               *                                       Director                  December 6, 2000
--------------------------------
Mary Cirillo

               *                                       Director                  December 6, 2000
--------------------------------
Arun Sarin

               *                                       Director                  December 6, 2000
--------------------------------
Jerry Yang

*By: /s/ LARRY R. CARTER
    ----------------------------
    Larry R. Carter
    Attorney-in-fact

                                INDEX TO EXHIBITS




  Exhibit
  Number                                     Exhibit Title
  ------                                     -------------
    2.1      Plan of Arrangement filed with the Ontario Superior Court of
             Justice pursuant to Section 192 of the Canada Business Corporations
             Act, R.S.C. 1985, c.C-44, as amended

    4.1 Restated Articles of Incorporation of Cisco Systems, Inc., as currently in effect (incorporated by reference to our Annual Report on Form 10-K filed on September 25, 1998 and our Quarterly Report on Form 10-Q filed on June 13, 2000)

    4.2 Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect (incorporated by reference to our Quarterly Report on Form
             10-Q filed on December 14, 1999)

    4.3 Rights Agreement between Cisco Systems, Inc. and Bank Boston, N.A., dated as of June 10, 1998, as amended (incorporated by reference to our Current Report on Form 8-K filed on June 11, 1998 and our
             Annual Report on Form 10-K filed on September 29, 2000.)

    5.1*     Opinion of Brobeck, Phleger & Harrison LLP

   23.1*     Consent of PricewaterhouseCoopers LLP, Independent Accountants

   23.2*     Consent of Brobeck, Phleger & Harrison LLP (included in
             Exhibit 5.1)

   24.1* Power of Attorney (included on page II-3 of this registration statement)


* Previously filed